Exhibit 21

Subsidiaries of
Encompass Group Affiliates, Inc.
at June 30, 2008

Encompass Parts Distribution, Inc.
(formerly known as Encompass Group Affiliates, Inc.)
420 Lexington Avenue
New York, NY 10170
EIN: 20-1088535
State of Incorporation: Delaware

Hudson Street Investments, LLC
420 Lexington Avenue
New York, NY 10170
EIN: 54-2137152
State of Incorporation: Delaware

Cyber-Test, Inc.
448 Commerce Way
Longwood, FL 32750
EIN: 20-1106218
State of Incorporation: Delaware

SpectruCell, Inc.
420 Lexington Avenue
New York, NY 10170
EIN: 56-2425121
State of Incorporation: Delaware

Vance Baldwin, Inc.
7060 State Road 84, #12
Ft. Lauderdale, FL 03317
EIN: 59-0718315
State of Incorporation: Florida

Tritronics, Inc.
1306Continental Drive
Abington, MD 21009
EIN: 52-1036520
State of Incorporation: Maryland
* * * *